UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2016

ModusLink Global Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170 Waltham, Massachusetts		02451
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 663-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 17, 2016, the Board of Directors (the “Board”) of Moduslink Global Solutions, Inc. (the “Company”), approved a comprehensive plan to restore profitability and drive stockholder value (the “Plan”).  Under the Plan, the Company intends to invest approximately $20.0 million over the coming year in specific actions that are expected to improve annualized EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) by approximately $32.0 million.

The Plan will result in a reduction in workforce, the closure of one facility, and a reduction in facility space based on anticipated client volumes. When substantially completed by the end of the Company’s fiscal year ending July 31, 2017, the Company expects a reduction to ModusLink Corporation’s (the Company’s principal operating subsidiary) workforce and square footage by approximately 17%.  These actions are anticipated to result in an annualized cost savings of approximately $12.0 million, and an improvement in its cost of goods sold of approximately $20.0 million.

In connection with the Plan, the Company expects to incur total estimated cash restructuring charges of up to $13.7 million, consisting primarily of $11.1 million related to severance, $1.1 million related to facility actions, and $1.5 million related to professional services fees.   In addition, the Company expects there will be non-restructuring costs related to the execution of the overall Plan estimated  to be approximately $6.3 million, consisting of  $3.3 million of professional services fees, $2.0 million of capital investments, and   $1.0 million related to employee retention.  The Company intends to fund the Plan through a combination of cash on hand, anticipated  proceeds from the sale of ModusLink Corporation owned real estate, and existing bank facilities.

Certain of the statements made above in this Item 2.05 contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein and which often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," or "target,"  are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s ability to execute on its business strategy, including any cost reduction plans and the continued and increased demand for and market acceptance of its services, which could negatively affect the Company’s ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally; failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; difficulties integrating technologies, operations and personnel in accordance with the Company’s business strategy; client or program losses; demand variability in supply chain management clients to which the Company sells on a purchase order basis rather than pursuant to contracts with minimum purchase requirements; failure to settle disputes and litigation on terms favorable to the Company; risks inherent with conducting international operations; and increased competition and technological changes in the markets in which the Company competes. For a detailed discussion of cautionary statements that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. The Company does not undertake any obligations to update forward-looking statements made by it.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2016, the Board appointed Warren G. Lichtenstein, 50, as Executive Chairman, effective immediately. In addition, James R. Henderson, 58, who had been appointed as the Chief Executive Officer of the Company’s principal operating subsidiary, ModusLink Corporation (“ModusLink”), in May 2016, was appointed Chief Executive Officer of the Company, effective immediately.  The biographical information for Mr. Henderson and the description of the offer letter executed by Mr. Henderson in connection with his appointment as Chief Executive Officer of ModusLink, can be found in the Company’s Current Report on Form 8-K filed on March 29, 2016, as amended on April 18, 2016, and is incorporated herein by reference.  Mr. Henderson’s offer letter has not been amended to date.

Also on June 17, 2016, the Board appointed Louis J. Belardi, 65, as Executive Vice President and Chief Financial Officer of the Company and ModusLink, effective June 27, 2016.   Joseph Sherk, who previously served as Principal Financial Officer, Principal Accounting Officer and Corporate Controller of the Company, has been removed from such positions, and Alan Cormier, who previously served as the Company’s Senior Vice President and General Counsel, left the Company, effective June 20, 2016.

Louis J. Belardi served as Chief Financial Officer of SL Industries, Inc. (“SL Industries”) from August 2010 through May 2016, and as SL Industries’ Secretary and Treasurer from July 2010 through May 2016. Mr. Belardi previously served as the Corporate Controller of SL Industries from 2004 until August 2010, during which time he was responsible for management of the company’s corporate accounting, SEC reporting functions and Sarbanes Oxley compliance. Prior to joining SL Industries, Mr. Belardi was a partner in his own management consulting firm that specialized in providing financial consulting to public corporations. Before entering consulting, he was promoted through several financial roles to the position of Vice President Finance and Administration at Aydin Corporation, now part of L-3 Communications. Mr. Belardi started his career as a CPA at Price Waterhouse and has an MBA in finance.

In connection with Mr. Belardi’s appointment as Executive Vice President and Chief Financial Officer of the Company, on June 17, 2016, the Board approved an offer letter to Mr. Belardi, which was executed on the same date, pursuant to which Mr. Belardi is entitled to receive an annualized base salary of $325,000, paid biweekly and will receive a sign on bonus of $50,000. Mr. Belardi will also be eligible for an annual cash bonus of up to 60% of his base salary, subject to attainment of short-term performance objectives to be mutually agreed upon and established. Pursuant to the offer letter Mr. Belardi is also entitled to vacation and other employee benefits in accordance with the Company’s policies. Mr. Belardi is an employee at will. The foregoing description is subject to, and qualified in its entirety by, the offer letter, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 20, 2016, the Company announced the adoption of the Plan and the changes to its executive management structure in a press release. A copy of the press release is attached to this report as Exhibit 99.01.

The information contained in this Item 7.01 to this Current Report on Form 8-K and the exhibit attached hereto pertaining to this item shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in the exhibits to this Form 8-K relating to this item 7.01 shall not be deemed an admission as to the materiality of any information in this report that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated June 17, 2016, by and among the Company and Louis J. Belardi.

99.1	Press Release, dated June 20, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

June 20, 2016	ModusLink Global Solutions, Inc.

	By:	/s/ James R. Henderson
		Name:	James R. Henderson
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Offer Letter, dated June 17, 2016, by and among the Company and Louis J. Belardi.

99.1	Press Release, dated June 20, 2016.